BioRestorative Therapies Deepens Board of Directors with Addition of Robert B. Catell, Former Chairman and CEO of KeySpan Corporation and Chairman of National Grid, US

Highly-Respected Business Veteran Brings Unrivaled Experience

MELVILLE, N.Y., February 23, 2016 (GLOBE NEWSWIRE) -- BioRestorative Therapies, Inc. ("BRT" or the "Company") (BRTX), a life sciences company focused on stem cell-based therapies, today announced that it has deepened its Board of Directors with the appointment of Robert B. Catell.

Mr. Catell brings extensive executive and operational leadership to the Company. He was formerly the Chairman and Chief Executive Officer of KeySpan Corporation and KeySpan Energy Delivery, the former Brooklyn Union Gas. His career with Brooklyn Union Gas started in 1958. Following National Grid's acquisition of KeySpan Corporation, Mr. Catell became Chairman of National Grid, U.S. and Deputy Chairman of National Grid plc.

Mr. Catell currently serves as Chairman of the Board of the Advanced Energy Research and Technology Center (AERTC) at Stony Brook University, New York State Smart Grid Consortium, Cristo Rey Brooklyn High School, Futures in Education Endowment Fund, and the New York Energy Policy Institute's Advisory Council (NYEPI). He also serves on the Board of the Feinstein Institute for Medical Research, the NYS Economic Development Power Allocation Board (EDPAB), American Vanadium, an energy storage company, as well as a number of other business, governmental and not-for-profit organizations.

Mark Weinreb, CEO, said, "We are very excited to welcome Bob Catell to our Board of Directors. His deep experience in a variety of institutions will be an invaluable resource to our team. Bob brings unparalleled leadership experience and a proven track record in business. We look forward to him providing valuable insight and direction as we continue to develop our novel cell-based therapeutic products and work towards bringing them to market."

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. (www.biorestorative.com) develops therapeutic products using cell and tissue protocols, primarily involving adult stem cells. Our two core programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

• Disc/Spine Program (*brtx*DISC™): Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person's own) cultured mesenchymal stem cells collected from the patient's bone marrow. We intend that the product will be used for the non-surgical treatment

of protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease. The BRTX-100 production process involves collecting a patient's bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. BRTX-100 is injected by a physician into the patient's damaged disc in an outpatient procedure. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery.

• Metabolic Program (ThermoStem®): We are developing an allogeneic cell-based therapy to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue ("BAT"). BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. The Company is a party to a research agreement with Pfizer with regard to the study of brown fat.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

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